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Exhibit 10.21

THIRD AMENDMENT TO
RETIREMENT SAVINGS PLAN OF
FOREST OIL CORPORATION

        WHEREAS, Forest Oil Corporation (the "Company") has heretofore adopted the Retirement Savings Plan of Forest Oil Corporation, as amended and restated effective August 1, 2001 (the "Plan"); and

        WHEREAS, the Company desires to amend the Plan in certain respects, including with respect to minimum distribution requirements utilizing the model amendments provided under Revenue Procedure 2002-29;

        NOW, THEREFORE, the Plan shall be amended as follows and such amendments shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of such amendments:

        1.     Effective as of January 1, 2003, the following new Section 10.6 shall be added to the end of Article X of the Plan:

          "10.6 Minimum Distribution Requirements.

          (a)   The provisions of this Section 10.6 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 Distribution Calendar Year.

          (b)   The requirements of this Section 10.6 will take precedence over any inconsistent provisions of the Plan.

          (c)   All distributions required under this Section 10.6 will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

          (d)   Notwithstanding the other provisions of this Section 10.6, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

          (e)   The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

            (1)   If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then, except as provided in Paragraph (i) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

            (2)   If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then, except as provided in Paragraph (i) below, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

            (3)   If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (4)   If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Paragraph (disregarding item (1) above), will apply as if the surviving spouse were the Participant.

  For purposes of this Paragraph (e) and Paragraph (g) below, unless item (4) above applies, distributions are considered to begin on the Participant's Required Beginning Date. If item (4) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under item (1) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under item (1) above), the date distributions are considered to begin is the date distributions actually commence. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Paragraphs (f) and (g) of this Section 10.6, whichever is applicable. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

          (f)    During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

            (1)   the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

            (2)   if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

  Required minimum distributions will be determined under this Paragraph (f) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

          (g)   If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

            (1)   The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

            (2)   If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

            (3)   If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          (h)   If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in item (1), (2) or (3) of Paragraph (g), whichever is applicable. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under item (1) of Paragraph (e), this Paragraph (h) will apply as if the surviving spouse were the Participant.

          (i)    Notwithstanding the preceding provisions of this Section 10.6, if the Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Paragraph (e) above, but the Participant's entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. Further, if the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this Paragraph will apply as if the surviving spouse were the Participant.

          (j)    For purposes of this Section 10.6, the following terms and phrases shall have these respective meanings:

            (1)   Designated Beneficiary: The individual who is designated as a Participant's beneficiary under Section 9.2 of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

            (2)   Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Paragraph (e). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

            (3)   Life Expectancy. Life Expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

            (4)   Participant's Account Balance. The balance in a Participant's Accounts as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant's Accounts as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. A Participant's Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

            (5)   Requiring Beginning Date. With respect to a Participant or beneficiary, the date described in Section 10.1(d) of the Plan."

        2.     Effective as of October 31, 2003, the last sentence of Section 1.1(33) of the Plan shall be deleted and the following shall be substituted therefor:

  "In no event shall Hours of Service include any period of service with a corporation or other entity after it ceases to be a Controlled Entity except to the extent required by law. In no event shall Hours of Service include any period of service with a corporation or other entity prior to the date it became a Controlled Entity except to the extent required by law or as hereinafter provided in this paragraph. An individual who was employed by a corporation or other entity that either becomes a Controlled Entity or sells or otherwise transfers properties or other significant assets to the Employer or a Controlled Entity shall automatically be credited with Hours of Service for purposes of determining such individual's years of Vesting Service based on the service such individual had with such corporation or other entity (or any predecessor thereto), but only if such individual (a) was employed by such corporation or other entity immediately prior to the date upon which it becomes a Controlled Entity or sells or otherwise transfers properties or other significant assets to the Employer or a Controlled Entity (the "Transaction Date") and (b) becomes employed by the Employer or a Controlled Entity within the 120-day period beginning on the Transaction Date and such employment is in connection with the transaction(s) consummated on the Transaction Date. The provisions of the preceding sentence shall apply only if (i) such service would not otherwise be credited as Hours of Service and (ii) such crediting of Hours of Service does not discriminate significantly in favor of Highly Compensated Employees. Any question as to whether an individual is entitled to service credit pursuant to the two preceding sentences and, if so, the amount of such credit, shall be determined by the Committee in its discretion."

        3.     Effective as of January 1, 2004, Section 3.2 of the Plan shall be deleted and the following shall be substituted therefor:

          "3.2 Employer Matching Contributions. For each month, the Employer shall contribute to the Trust, as Employer Matching Contributions, an amount that equals 100% of the Before-Tax Contributions that were made pursuant to Section 3.1 (excluding catch-up contributions made pursuant to Section 3.1(g)) on behalf of each of the Participants during such month and that were not in excess of 7% of each such Participant's Compensation for such month. At the sole discretion of the Directors, the Executive Committee or the Compensation Committee of the Board of Directors of the Company, Employer Matching Contributions on behalf of Participants shall be made in cash, in whole shares of Company Stock, or in any combination of cash and whole shares of Company Stock."

        4.     As amended hereby, the Plan is specifically ratified and reaffirmed.

        IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 13th day of November, 2003.

FOREST OIL CORPORATION
By:	/s/ NEWTON W. WILSON III Newton W. Wilson III Senior Vice President—Legal Affairs and Secretary

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THIRD AMENDMENT TO RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION